Exhibit 99.1

Described below are certain risks that had been set forth in Item IA Risk Factors from Great Plains Energy’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2017 (Great Plains Energy’s 2017 10-K). Terms not defined herein shall have the meaning assigned to them in Great Plain Energy’s 2017 10-K.

Utility Regulatory Risks:

Complex utility regulation could adversely affect the Companies’ results of operations, financial position and cash flows.

The Companies are subject to, or affected by, extensive federal and state utility regulation, including regulation by the Public Service Commission of the State of Missouri (MPSC), the State Corporation Commission of the State of Kansas (KCC), the Federal Energy Regulatory Commission (FERC), the Nuclear Regulatory Commission (NRC), the North American Electric Reliability Corporation (NERC) and the Southwest Power Pool, Inc. (SPP). The Companies must address in their business planning and management of operations the effects of existing and proposed laws and regulations and potential changes in the regulatory framework, including initiatives by federal and state legislatures, regional transmission organizations (RTO), utility regulators and taxing authorities. Failure of the Companies to obtain adequate rates or regulatory approvals in a timely manner, new or changed laws, regulations, standards, interpretations or other legal requirements, deterioration of the Companies’ relationship with regulators and increased compliance costs and potential non-compliance consequences may materially affect the Companies’ results of operations, financial position and cash flows. Additionally, regulators may impose burdensome restrictions and conditions on the Companies’ transactions and ventures, rendering them less attractive from a financial or operational perspective. Certain of these risks are addressed in greater detail below.

The outcome of retail rate proceedings could have a material impact on the business and is largely outside the Companies’ control.

The rates that KCP&L and KCP&L Greater Missouri Operations Company, a wholly owned subsidiary of Great Plains Energy (GMO), are allowed to charge their customers significantly influence the Companies’ results of operations, financial position and cash flows. These rates are subject to the determination, in large part, of governmental entities outside of the Companies’ control, including the MPSC, KCC and FERC.

The utility rate-setting principle generally applicable to KCP&L and GMO is that rates should provide a reasonable opportunity to recover expenses and investments prudently incurred to provide utility service plus a reasonable return on such investments. Various expenses incurred by KCP&L and GMO have been excluded from rates by the MPSC and KCC in past rate cases as not being prudently incurred or not providing utility customer benefit, and there is a risk that certain expenses incurred in the future may not be recovered in rates. Third-parties often intervene in the utilities’ rate cases and argue that certain costs have not been prudently incurred or are otherwise not recoverable in rates. The MPSC and KCC also have in the past and may in the future exclude from rates all or a portion of investments in various facilities as not being prudently incurred or not being useful in providing utility service.

As discussed in the “Environmental Risks” and “Financial Risks” sections below, the Companies’ capital expenditures are substantial and there is a risk that a portion of the capital costs could be excluded from rates in future rate cases.

The Companies are also exposed to cost-recovery shortfalls due to the inherent “regulatory lag” in the rate-setting process, especially during periods of significant cost inflation or declining retail usage, as KCP&L’s and GMO’s utility rates are generally based on historical information and are not subject to adjustment between rate cases, other than principally for fuel, purchased power, transmission and property taxes for KCP&L in Kansas; fuel, purchased power, certain transmission costs and demand-side investments for KCP&L in Missouri; and fuel, purchased power, certain transmission costs, demand-side investments and renewable energy (solar rebates) for GMO. These and other factors may result in under-recovery of costs, failure to earn the authorized return on investment, or both.

Failure to timely recover the full investment costs of capital projects, the impact of renewable energy and energy efficiency programs, other utility costs and expenses due to regulatory disallowances, regulatory lag or other factors could lead to lowered credit ratings, reduced access to capital markets, increased financing costs, lower flexibility due to constrained financial resources and increased collateral security requirements, or reductions or delays in planned capital expenditures. In response to competitive, economic, political, legislative, public perception (including, but not limited to, the Companies’ environmental reputation) and regulatory pressures, the Companies may be subject to rate moratoriums, rate refunds, limits on rate increases, lower allowed returns on investments or rate reductions, including phase-in plans designed to spread the impact of rate increases over an extended period of time for the benefit of customers.

Regulatory requirements regarding utility operations may increase costs and may expose the Companies to compliance penalties or adverse rate consequences.

The FERC, NERC and SPP have implemented and enforce an extensive set of transmission system reliability, cybersecurity and critical infrastructure protection standards that apply to public utilities, including KCP&L and GMO. The MPSC and KCC have the authority to implement utility operational standards and requirements, such as vegetation management standards, facilities inspection requirements and quality of service standards. In addition, the Companies are also subject to health, safety and other requirements enacted by the Occupational Safety and Health Administration, the Department of Transportation, the Department of Labor and other federal and state agencies. As discussed more fully under “Operational Risks,” the NRC extensively regulates nuclear power plants, including the Wolf Creek Generating Station (Wolf Creek). The costs of existing, new or modified regulations, standards and other requirements could have an adverse effect on the Companies’ results of operations, financial position and cash flows as a result of increased operations or maintenance and capital expenditures for new facilities or to repair or improve existing facilities. In addition, failure to meet quality of service, reliability, cybersecurity, critical infrastructure protection, operational or other standards and requirements could expose the Companies to penalties, additional compliance costs, or adverse rate consequences.

Environmental Risks:

The Companies are subject to current and potential environmental requirements and the incurrence of environmental liabilities, any or all of which may adversely affect their business and financial results.

The Companies are subject to extensive federal, state and local environmental laws, regulations and permit requirements relating to air and water quality, waste management and disposal, natural resources and health and safety. In addition to imposing continuing compliance obligations and remediation costs for historical and pre-existing conditions, these laws, regulations and permits authorize the imposition of substantial penalties for noncompliance, including fines, injunctive relief and other sanctions. There is also a risk that new environmental laws and regulations, new administrative or judicial interpretations of environmental laws and regulations, or the requirements in new or renewed environmental permits could adversely affect the Companies’ operations. In addition, there is also a risk of lawsuits brought by third parties alleging violations of environmental commitments or requirements, claiming creation of a public nuisance or other matters, and seeking injunctions or monetary damages or other damages. Certain federal courts have held that state and local governments and private parties have standing to bring climate change tort suits seeking company-specific emission reductions and damages.

Environmental permits are subject to periodic renewal, which may result in more stringent permit conditions and limits. New facilities, or modifications of existing facilities, may require new environmental permits or amendments to existing permits. Delays in the environmental permitting process, public opposition and challenges, denials of permit applications, limits or conditions imposed in permits and the associated uncertainty may materially adversely affect the cost and timing of projects, and thus materially adversely affect the Companies’ results of operations, financial position and cash flows.

KCP&L and GMO periodically seek recovery of capital costs and expenses for environmental compliance and remediation through rate increases; however, there can be no assurance that recovery of these costs would be granted. KCP&L and GMO may be subject to material adverse rate treatment in response to competitive, economic, political, legislative or regulatory pressures and/or public perception of the Companies’ environmental reputation. The costs of compliance or noncompliance with environmental requirements, remediation costs, adverse outcomes of lawsuits, or failure to timely recover environmental costs could have a material adverse effect on the Companies’ results of operations, financial position and cash flows. Certain of these matters are discussed in more detail below. See Note 15 to the consolidated financial statements contained in Great Plains Energy’s 2017 Form 10-K for additional information regarding certain significant environmental matters and Great Plains Energy’s and KCP&L’s current estimates of capital expenditures to comply with environmental regulations.

Air and Climate Change

The Companies’ current generation capacity is primarily coal-fired, and is estimated to produce about one ton of carbon dioxide (CO2) per megawatt hour (MWh), or approximately 17 million tons and 13 million tons of CO2 per year for Great Plains Energy and KCP&L, respectively. Management believes it is possible that additional federal or relevant state or local laws or regulations could be enacted to address global climate change. At the international level, the Paris Agreement was adopted in December 2015 by nearly 200 countries and became effective in November 2016. The Paris Agreement does not result in any new, legally binding obligations on the U.S. to meet a particular greenhouse gas emissions target, but establishes a framework for international cooperation on climate change. In June 2017, U.S. President Donald Trump announced the U.S. would withdraw from the Paris Agreement. Under the rules of the Paris Agreement, the earliest any country can withdraw is November 2020. Other international agreements legally binding on the U.S. may be reached in the future. Greenhouse gas legislation has the potential of having significant financial and operational impacts on Great Plains Energy and KCP&L; however, the ultimate financial and operational consequences to Great Plains Energy and KCP&L cannot be determined until such legislation is passed. In the absence of new Congressional mandates, the Environmental Protection Agency (EPA) is proceeding with regulation of greenhouse gases under the existing Clean Air Act Amendments of 1990 (Clean Air Act).

In August 2015, the EPA finalized CO2 emission standards for new, modified and reconstructed affected fossil-fuel-fired electric utility generating units. The standards would not apply to Great Plains Energy’s and KCP&L’s existing units unless the units were modified or reconstructed in the future. Also in August 2015, the EPA finalized its Clean Power Plan which sets CO2 emission performance rates for existing affected fossil-fuel-fired electric generating units. Nationwide, by 2030, the EPA projects the Clean Power Plan would achieve CO2 emission reductions from the power sector of approximately 32% from CO2 emission levels in 2005.

In February 2016, the U.S. Supreme Court granted a stay of the Clean Power Plan putting the rule on hold pending review in the U.S. Court of Appeals for the District of Columbia Circuit and any subsequent review by the U.S. Supreme Court if such review is sought. In October 2017, the EPA proposed to repeal the Clean Power Plan on the basis that it exceeded the EPA’s statutory authority. In December 2017, the EPA issued an advance notice of proposed rulemaking (ANPRM) to solicit comments as the agency considers proposing a future rule to replace the Clean Power Plan. In the ANPRM, the EPA is considering proposing emission guidelines to limit greenhouse gas emissions from existing electric utility generating units. Compliance with the Clean Power Plan or any replacement rule has the potential of having significant financial and operational impacts on Great Plains Energy and KCP&L; however, the ultimate financial and operational consequences to Great Plains Energy and KCP&L cannot be determined until the outcome of the EPA’s proposal to repeal the Clean Power Plan and pending litigation is known.

Water

The Clean Water Act and associated regulations enacted by the EPA form a comprehensive program to restore and preserve water quality. All of the Companies’ generating facilities, and certain of their other facilities, are subject to the Clean Water Act.

In May 2014, the EPA finalized regulations pursuant to Section 316(b) of the Clean Water Act regarding cooling water intake structures pursuant to a court approved settlement. KCP&L generation facilities with cooling water intake structures are subject to the best technology available standards based on studies completed to comply with such standards. The rule provides flexibility to work with the states to develop the best technology available to minimize aquatic species impacted by being pinned against intake screens (impingement) or drawn into cooling water systems (entrainment).

KCP&L holds a permit from the Missouri Department of Natural Resources covering water discharge from its Hawthorn Station. The permit authorizes KCP&L to, among other things, withdraw water from the Missouri River for cooling purposes and return the heated water to the Missouri River. KCP&L has applied for a renewal of this permit and the EPA has submitted an interim objection letter regarding the allowable amount of heat that can be contained in the returned water. Until this matter is resolved, KCP&L continues to operate under its current permit. Great Plains Energy and KCP&L cannot predict the outcome of this matter; however, while less significant outcomes are possible, this matter may require a reduction in generation, installation of cooling towers or other technology to cool the water, or both, any of which could have a significant impact on Great Plains Energy’s and KCP&L’s results of operations, financial position and cash flows.

Further, the possible effects of climate change, including potentially increased temperatures and reduced precipitation, could make it more difficult and costly to comply with the current and final permit requirements.

Solid Waste

Solid and hazardous waste generation, storage, transportation, treatment and disposal are regulated at the federal and state levels under various laws and regulations. In April 2015, the EPA published final regulations to regulate coal combustion residuals (CCRs) under the Resource Conservation and Recovery Act (RCRA) Subtitle D to address the risks from the disposal of CCRs generated from the combustion of coal at electric generating facilities. In September 2017, the EPA granted industry petitions to reconsider certain provisions of the CCR rule. The Companies use coal in generating electricity and dispose of CCRs in both on-site facilities and facilities owned by third parties. Current and future EPA and state regulations regarding the handling, disposal and remediation of CCRs could have a material adverse effect on the Companies’ results of operations, financial position and cash flows.

Remediation

Under current law, the Companies are also generally responsible for any liabilities associated with the environmental condition of their properties and other properties at which the Companies arranged for the disposal or treatment of hazardous substances, including properties that they have previously owned or operated, such as manufactured gas plants, regardless of whether they were responsible for the contamination or whether the liabilities arose before, during or after the time they owned or operated the properties or arranged for the disposal or treatment of hazardous substances.

Due to all of the above, the Companies’ projected capital and other expenditures for environmental compliance are subject to significant uncertainties, including the timing of implementation of any new or modified environmental requirements, the limits imposed by such requirements and the types and costs of the compliance alternatives selected by the Companies. As a result, costs to comply with environmental requirements cannot be estimated with certainty, and actual costs could be significantly higher than projections. New environmental laws and regulations affecting the operations of the Companies may be adopted, and new interpretations of existing laws and regulations could be adopted or become applicable to the Companies or their facilities, any of which may materially adversely affect the Companies’ business, adversely affect the Companies’ ability to continue operating its power plants as currently done and substantially increase environmental expenditures or liabilities in the future.

Financial Risks:

Financial market disruptions and declines in credit ratings may increase financing costs and/or limit access to the credit markets, which may adversely affect liquidity and results.

The Companies rely on access to short-term money markets, revolving credit facilities provided by financial institutions and long-term capital markets as significant sources of liquidity for capital requirements not satisfied by cash flows from operations. The Companies also rely on bank-provided credit facilities for credit support, such as letters of credit, to support operations. The amount of credit support required for operations varies and is impacted by a number of factors.

Great Plains Energy, KCP&L, GMO and certain of their securities are rated by Moody’s Investors Service and S&P Global Ratings. These ratings impact the Companies’ cost of funds and Great Plains Energy’s ability to provide credit support for its subsidiaries. The interest rates on borrowings under the Companies’ revolving credit agreements are subject to increase as their respective credit ratings decrease. The amount of collateral or other credit support required under power supply and certain other agreements is also dependent on credit ratings.

Conditions in the U.S. capital and credit markets may deteriorate in the future for a variety of reasons, including, among others: instability in global markets, political uncertainty in the U.S. or abroad, fluctuations in the price of oil, geopolitical instability or other unforeseen events both in the U.S. and around the world. Adverse market conditions or decreases in Great Plains Energy’s, KCP&L’s or GMO’s credit ratings could have material adverse effects on the Companies. These effects could include, among others: reduced access to capital and increased cost of funds; dilution resulting from equity issuances at reduced prices; changes in the type and/or increases in the amount of collateral or other credit support obligations required to be posted with contractual counterparties; increased nuclear decommissioning trust and pension and other post-retirement benefit plan funding requirements; rate case disallowance of KCP&L’s or GMO’s costs of capital; reductions in or delays of capital expenditures; or reductions in Great Plains Energy’s ability to provide credit support for its subsidiaries. Any of these results could adversely affect the Companies’ results of operations, financial position and cash flows. In addition, market disruption and volatility could have an adverse impact on the Companies’ lenders, suppliers and other counterparties or customers, causing them to fail to meet their obligations.

Great Plains Energy has guaranteed some of GMO’s long-term and short-term debt and payments under these guarantees may adversely affect Great Plains Energy’s liquidity.

Great Plains Energy has issued certain guarantees of GMO’s long-term debt. Great Plains Energy also guarantees GMO’s commercial paper program. The guarantees obligate Great Plains Energy to pay amounts owed by GMO directly to the holders of the guaranteed debt in the event GMO defaults on its payment obligations. Great Plains Energy may also guarantee debt that GMO may issue in the future. Any guarantee payments could adversely affect Great Plains Energy’s liquidity.

The inability of Great Plains Energy’s subsidiaries to provide sufficient dividends to Great Plains Energy, or the inability otherwise of Great Plains Energy to pay dividends to its shareholders and meet its financial obligations would have an adverse effect.

Great Plains Energy is a holding company with no significant operations of its own. The primary source of funds for payment of dividends to its shareholders and its other financial obligations is dividends paid to it by its subsidiaries, particularly KCP&L and GMO. The ability of Great Plains Energy’s subsidiaries to pay dividends or make other distributions, and accordingly, Great Plains Energy’s ability to pay dividends on its common stock and meet its financial obligations principally depends on the actual and projected earnings and cash flow, capital requirements and general financial position of its subsidiaries, as well as regulatory factors, financial covenants, general business conditions and other matters.

In addition, Great Plains Energy, KCP&L and GMO are subject to certain corporate and regulatory restrictions and financial covenants that could affect their ability to pay dividends. Great Plains Energy’s articles of incorporation restrict the payment of common stock dividends in the event common equity is 25% or less of total capitalization. Under the Federal Power Act, KCP&L and GMO generally can pay dividends only out of retained earnings. The revolving credit agreements of Great Plains Energy, KCP&L and GMO and the note purchase agreement for GMO’s Series A, B and C Senior Notes contain a covenant requiring each company to maintain a consolidated indebtedness to consolidated total capitalization ratio of not more than 0.65 to 1.00 at all times. Under the Amended and Restated Agreement and Plan of Merger dated as of July 9, 2017 by and among Great Plains Energy, Westar Energy, Inc. (Westar), Monarch Energy Holding, Inc. and King Energy, Inc. (Amended Merger Agreement), Great Plains Energy is also restricted from paying a quarterly common stock dividend in excess of $0.275 per share without the consent of Westar. See Note 11 to the consolidated financial statements contained in Great Plains Energy’s 2017 Form 10-K for additional information. The Great

Plains Energy Board of Directors (Great Plains Energy Board) regularly evaluates the common stock dividend policy and determines an appropriate dividend each quarter, after taking into account such factors as, among other things, earnings, financial condition and cash flows from KCP&L and GMO, as well as general economic conditions. Great Plains Energy cannot assure common shareholders that the dividend will be paid in the future or that, if paid, dividends will be at the same amount or with the same frequency as in the past.

Market performance, increased employee retirements and retirement plan regulations could significantly impact retirement plan funding requirements and associated cash needs and expenses.

Substantially all of the Companies’ and Wolf Creek Nuclear Operating Corporation’s employees participate in defined benefit retirement and other post-retirement plans. Former employees also have accrued benefits in defined benefit retirement and other post-retirement plans. The costs of these plans depend on a number of factors, including the rates of return on plan assets, the level and nature of the provided benefits, discount rates, the interest rates used to measure required minimum funding levels, changes in benefit design, changes in laws or regulations, and the Companies’ required or voluntary contributions to the plans. The Companies currently have substantial unfunded liabilities under these plans. Also, if the rate of retirements exceeds planned levels, or if these plans experience adverse market returns on investments, or if interest rates materially fall, the Companies’ contributions to the plans could rise substantially over historical levels. In addition, changes in accounting rules and assumptions related to future costs, returns on investments, interest rates and other actuarial assumptions, including projected retirements, could have a significant impact on the Companies’ results of operations, financial position and cash flows.

The use of derivative contracts in the normal course of business could result in losses that could negatively impact the Companies’ results of operations, financial position and cash flows.

The Companies use derivative instruments, such as swaps, options, futures and forwards, to manage commodity and financial risks. Losses could be recognized as a result of volatility in the market values of these contracts, if a counterparty fails to perform, or if the underlying transactions which the derivative instruments are intended to hedge fail to materialize. In the absence of actively quoted market prices and pricing information from external sources, the valuation of these financial instruments can involve management’s judgment or the use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these contracts.

As a service provider to GMO, KCP&L may have exposure to GMO’s financial performance and operations.

GMO has no employees of its own. KCP&L employees operate and manage GMO’s properties, and KCP&L charges GMO for the cost of these services. These arrangements may pose risks to KCP&L, including possible claims arising from actions of KCP&L employees in operating GMO’s properties and providing other services to GMO. KCP&L’s claims for reimbursement for services provided to GMO are unsecured and rank equally with other unsecured obligations of GMO. KCP&L’s ability to be reimbursed for the costs incurred for the benefit of GMO depends on the financial ability of GMO to make such payments.

Customer and Weather-Related Risks:

The results of operations, financial position and cash flows of the Companies can be materially affected by changes in customer electricity consumption.

Changes in customer electricity consumption due to sustained financial market disruptions, downturns or sluggishness in the economy, technological advances, energy efficiency or other factors may adversely affect the Companies’ results of operations, financial position and cash flows.

Technological advances, energy efficiency, or other energy conservation measures could reduce customer electricity consumption. KCP&L and GMO generate electricity at central station power plants to achieve economies of scale and produce electricity at a competitive cost. There are distributed generation technologies that produce electricity, including microturbines, wind turbines, fuel cells and solar cells, that have recently become more cost competitive. If this trend continues, the Companies’ customer electricity consumption could be reduced. Changes in technology could also alter the channels through which the Companies’ customers purchase or use electricity, which could reduce the Companies’ customer electricity consumption.

Weather is a major driver of the Companies’ results of operations, financial position and cash flow.

Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities. Great Plains Energy and KCP&L are significantly impacted by seasonality, with approximately one-third of their retail electric revenues recorded in the third quarter. Unusually mild winter or summer weather can adversely affect sales. In addition, severe weather, including but not limited to tornados, snow, rain, flooding and ice storms can be destructive causing outages and property damage that can potentially result in additional expenses, lower revenues and additional capital restoration costs. KCP&L’s and GMO’s rates may not always be adjusted timely and adequately to reflect these increased costs. Some of the Companies’ generating stations utilize water from the Missouri River for cooling purposes. Low water and flow levels can increase maintenance costs at these stations and, if these levels were to get low enough, could require modifications to plant operations. The possible effects of climate change (such as increased temperatures, increased occurrence of severe weather or reduced precipitation, among other possible results) could potentially increase the volatility of demand and prices for energy commodities, increase the frequency and impact of severe weather, increase the frequency of flooding or decrease water and flow levels. To the extent the frequency of extreme weather events increases, this could increase the Companies’ cost in providing service.

Operational Risks:

Operational risks may adversely affect the Companies’ results of operations, financial position and cash flows.

The operation of the Companies’ electric generation, transmission, distribution and information systems involves many risks, including breakdown or failure of equipment, aging infrastructure, processes and personnel performance; problems that delay or increase the cost of returning facilities to service after outages; limitations that may be imposed by equipment conditions or environmental, safety or other regulatory requirements; fuel supply or fuel transportation reductions or interruptions; labor disputes; difficulties with the implementation or continued operation of information systems; transmission scheduling constraints; and catastrophic events such as fires, floods, droughts, explosions, terrorism, cyber threats, severe weather or other similar occurrences. Furthermore, to the extent that a cyber attack was successful, customer and employee information may be stolen, equipment may be destroyed or damaged and operations may be disrupted. Any such equipment or system outage or constraint can, among other things:

•	in the case of generation equipment, affect operating costs, increase capital requirements and costs, increase purchased power volumes and costs and reduce wholesale sales opportunities;

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in the case of transmission equipment, affect operating costs, increase capital requirements and costs, require changes in the source of generation and affect wholesale sales opportunities and the ability to meet regulatory reliability and security requirements;

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in the case of distribution systems, affect revenues and operating costs, increase capital requirements and costs, and affect the ability to meet regulatory service metrics and customer expectations; and

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in the case of information systems, affect the control and operations of generation, transmission, distribution, customer information and other business operations and processes, increase operating costs, increase capital requirements and costs, and affect the ability to meet regulatory reliability and security requirements and customer expectations.

With the exception of Hawthorn No. 5, which was substantially rebuilt in 2001, and Iatan No. 2, which was completed in 2010, all of KCP&L’s and GMO’s coal-fired generating units and its nuclear generating unit were constructed prior to 1986. The age of these generating units increases the risk of unplanned outages, reduced generation output and higher maintenance expense. Training, preventive maintenance and other programs have been implemented, but there is no assurance that these programs will prevent or minimize future breakdowns or failures of the Companies’ generation facilities or increased maintenance expense. Furthermore, aging transmission and distribution facilities are more prone to failure than new facilities, which results in higher maintenance expense and the need to replace these facilities with new infrastructure. The higher maintenance costs and capital expenditures for new replacement infrastructure could cause additional rate volatility for the Companies’ customers, resistance by the Companies’ regulators to allow customer rate increases and/or regulatory lag.

The Companies currently have general liability and property insurance in place to cover their facilities in amounts that management considers appropriate. These policies, however, do not cover the Companies’ transmission or distribution systems, and the cost of repairing damage to these systems may adversely affect the Companies’ results of operations, financial position and cash flows. Such policies are subject to certain limits and deductibles and do not include business interruption coverage. Insurance coverage may not be available in the future at reasonable costs or on commercially reasonable terms, and the insurance proceeds received for any loss of, or any damage to, any of the Companies’ facilities may not be sufficient to restore the loss or damage.

These and other operating events may reduce the Companies’ revenues, increase their costs, or both, and may materially affect their results of operations, financial position and cash flows.

Cyber attacks and other disruptions to facilities could interfere with operations, expose the Companies, customers or employees to a risk of loss and could cause reputational and financial harm.

Electric utilities and other operators of critical energy infrastructure, like KCP&L and GMO, may face a heightened risk of cyber attack. The Companies’ facilities could be direct targets or indirect casualties of any such cyber attacks. The Companies’ business relies on information technology for the generation, transmission and distribution of electricity, their primary business, as well as in secondary operational functions, including supply chain, and invoicing and collecting payments from customers. In the ordinary course of business, the Companies collect, store and transmit sensitive data including operating information, proprietary business information belonging to the Companies and third parties and personal information belonging to customers and employees. To the extent that a cyber attack was successful, customer and employee information may be stolen, equipment may be destroyed or damaged and operations of the generation fleet and/or reliability of the transmission and distribution system may be disrupted. In such an event, the Companies may experience substantial loss of revenues, material response costs and other financial loss, including the increased cost of insurance coverage. The Companies could also be subject to litigation, increased regulation and reputational damage. Any of the foregoing could have a material adverse impact on the Companies’ results of operations, financial position and cash flows.

The Companies are subject to information security risks and risks of unauthorized access to their systems.

In the course of their businesses, the Companies handle a range of system security and sensitive customer information. KCP&L and GMO are subject to laws and rules issued by different agencies concerning safeguarding and maintaining the confidentiality of this information. A security breach of the utilities’ information systems such as theft or the inappropriate release of certain types of information, including confidential customer information or system operating information, could have a material adverse impact on the results of operations, financial position and cash flows of the Companies.

KCP&L and GMO operate in a highly regulated industry that requires the continued operation of sophisticated information technology systems and network infrastructures. Despite implementation of security measures, the technology systems are vulnerable to disability, failures, employee error or malfeasance, or unauthorized access. Such failures or breaches of the systems could impact the reliability of generation, transmission and distribution systems, result in legal claims and proceedings, damage the Companies’ reputation and also subject the Companies to financial harm. If the technology systems were to fail or be breached and not able to be recovered in a timely manner, critical business functions could be impaired and sensitive confidential data could be compromised, which could have a material adverse impact on the Companies’ results of operations, financial position and cash flows.

The cost and schedule of capital projects may materially change and expected performance may not be achieved.

Great Plains Energy’s and KCP&L’s businesses are capital intensive. The Companies currently have significant capital projects pending and may also have significant capital projects in the future. The risks of any capital project include: that actual costs may exceed estimated costs due to inflation or other factors; risks associated with the incurrence of additional debt or the issuance of additional equity to fund such projects; delays that may occur in obtaining permits and materials; the failure of suppliers and contractors to perform as required under their contracts; inadequate availability or increased cost of equipment, materials or qualified craft labor; delays related to inclement weather; the scope, cost and timing of projects may change due to new or changed environmental requirements, health and safety laws or other factors; and other events beyond the Companies’ control may occur that may materially affect the schedule, cost and performance of these projects.

These and other risks could materially increase the estimated costs of capital projects, delay the in-service dates of projects, adversely affect the performance of the projects, and/or require the Companies to purchase additional electricity to supply their respective retail customers until the projects are completed. Thus, these risks may significantly affect the Companies’ results of operations, financial position and cash flows.

Failure of one or more generation plant co-owners to pay their share of construction or operations and maintenance costs could increase the Companies’ costs and capital requirements.

KCP&L owns 47% of Wolf Creek, 50% of La Cygne Station, 70% of Iatan No. 1 and 55% of Iatan No. 2. GMO owns 18% of both Iatan units and 8% of Jeffrey Energy Center. The remaining portions of these facilities are owned by other utilities that are contractually obligated to pay their proportionate share of capital and other costs.

While the ownership agreements provide that a defaulting co-owner’s share of the electricity generated can be sold by the non-defaulting co-owners, there is no assurance that the revenues received will recover the increased costs borne by the non-defaulting co-owners. Occurrence of these or other events could materially increase the Companies’ costs and capital requirements.

KCP&L is exposed to risks associated with the ownership and operation of a nuclear generating unit, which could result in an adverse effect on the Companies’ business and financial results.

KCP&L owns 47% of Wolf Creek. The NRC has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generation facilities, including Wolf Creek. In the event of non-compliance, the NRC has the authority to impose fines, shut down the facilities, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Additionally, the non-compliance of other nuclear facility operators with applicable regulations or the occurrence of a serious nuclear incident anywhere in the world could result in increased regulation of the nuclear industry as a whole. Any revised safety requirements promulgated by the NRC could result in substantial capital expenditures at Wolf Creek.

Wolf Creek has the lowest fuel cost per MWh of any of KCP&L’s generating units, excluding renewable generation. An extended outage of Wolf Creek, whether resulting from NRC action, an incident at the plant or otherwise, could have a material adverse effect on KCP&L’s results of operations, financial position and cash flows in the event KCP&L incurs higher replacement power and other costs that are not recovered through rates or insurance. If a long-term outage occurred, the state regulatory commissions could reduce rates by excluding the Wolf Creek investment from rate base. Wolf Creek was constructed prior to 1986 and the age of Wolf Creek increases the risk of unplanned outages and results in higher maintenance costs.

Ownership and operation of a nuclear generating unit exposes KCP&L to risks regarding decommissioning costs at the end of the unit’s life. KCP&L contributes annually based on estimated decommissioning costs to a tax-qualified trust fund to be used to decommission Wolf Creek. The funding level assumes a projected level of return on trust assets. If the actual return on trust assets is below the projected level or actual decommissioning costs are higher than estimated, KCP&L could be responsible for the balance of funds required and may not be allowed to recover the balance through rates.

KCP&L is also exposed to other risks associated with the ownership and operation of a nuclear generating unit, including, but not limited to, (i) potential liability associated with the potential harmful effects on the environment and human health resulting from the operation of a nuclear generating unit, (ii) the storage, handling, disposal and potential release (by accident, through third-party actions or otherwise) of radioactive materials and (iii) uncertainties with respect to contingencies and assessments if insurance coverage is inadequate. Under the structure for insurance among owners of nuclear generating units, KCP&L is also liable for potential retrospective premium assessments (subject to a cap) per incident at any commercial reactor in the country and losses in excess of insurance coverage.

On March 29, 2017, Westinghouse Electric Company, LLC (Westinghouse) filed voluntary petitions to reorganize under Chapter 11 of the U.S. Bankruptcy Code. Wolf Creek contracts with Westinghouse for nuclear fuel fabrications and reactor services. Westinghouse has stated that it intends to continue normal business operations. However, if Westinghouse did not perform under its contracts with Wolf Creek it could result in an extended outage at Wolf Creek. An extended outage of Wolf Creek could have a material adverse effect on Great Plains Energy’s and KCP&L’s results of operations, financial position and cash flows in the event KCP&L incurs higher replacement power and other costs that are not recovered through rates. In January 2018, Westinghouse issued a news release stating that it would sell its global business to an unaffiliated third party. This transaction must be approved by the bankruptcy court and applicable regulators. The process has not yet begun, but Westinghouse stated it plans to close the transaction in the third quarter of 2018. It is not yet known at this time if Wolf Creek’s contracts will be impacted.

The structure of the regional power market in which the Companies operate could have an adverse effect on the Companies’ results of operations, financial position and cash flows.

In March 2014, the SPP launched its Integrated Marketplace. Similar to other RTO or Independent System Operator (ISO) markets, this marketplace determines which generating units among market participants should run, within the operating constraints of a unit, at any given time for maximum cost-effectiveness. In the event that KCP&L’s and GMO’s generating units are not among the lowest cost generating units operating within the market, KCP&L and GMO could experience decreased levels of wholesale electricity sales.

A market for Transmission Congestion Rights (TCR) is also included as part of the Integrated Marketplace. TCRs are financial instruments used to hedge transmission congestion charges. Both KCP&L and GMO acquire TCRs for the purpose of hedging against transmission congestion charges. There is a risk that KCP&L and GMO could incorrectly model the amount of TCRs needed, or that the TCRs acquired could be ineffective in hedging against transmission congestion charges which could lead to increased purchased power costs.

The rules governing the various regional power markets may change from time to time and such changes could impact the Companies’ costs and revenues. Because the manner in which RTOs or ISOs will evolve is unclear, the Companies are unable to assess fully the impact of these changes.

Litigation Risks:

The outcome of legal proceedings cannot be predicted. An adverse finding could have a material adverse effect on the Companies’ results of operations, financial position and cash flows.

The Companies are party to various material litigation and regulatory matters arising out of their business operations. The ultimate outcome of these matters cannot presently be determined, nor, in many cases, can the liability that could potentially result from a negative outcome in each case be reasonably estimated. The liability that the Companies may ultimately incur with respect to any of these cases in the event of a negative outcome may be in excess of amounts currently reserved and insured against with respect to such matters.